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                                                                    Exhibit 99.4

                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
                            2000 STOCK OPTION PLAN
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Section I.   Purpose of the Plan.

     The purposes of this Lernout & Hauspie Speech Products N.V. 2000 Stock Option Plan (the "SOP") are: (i) to provide long-term incentives and rewards to selected key employees, consultants and advisors (the "Participants") of Lernout & Hauspie Speech Products N.V., a Belgium corporation (the "Corporation"), and its Subsidiaries, and who are in a position to contribute to the long-term success and growth of the Corporation and any Subsidiary of the Corporation;
(ii) to assist the Corporation and any of its Subsidiaries in retaining and attracting executives, employees, consultants and advisors with requisite experience and ability; and (iii) to associate more closely the interests of such persons with those of the Corporation's stockholders. Notwithstanding the foregoing, if Section 16, as defined in Section II, is applicable to the Corporation, then any director of the Corporation who is, or within the past year was, a member of the Committee, as defined in paragraph (a) of Section III, shall not be eligible to receive any SOP Warrant (as defined below).

Section II.  Definitions.

     "Committee" is defined in Section III, paragraph (a).
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     "Common Stock" is the Common Stock, no par value, of the Corporation or
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such other any class of capital stock of the Corporation that the Common Stock has been converted into pursuant to the Corporation's governing documents.

     "Corporation" is defined in Section I.
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     "Employee Participant" is a Participant who is an employee of the Company
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at the time of the grant of the SOP Warrant to the Participant.

     "Exchange Act" is the United States Securities Exchange Act of 1934, as it
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may be amended from time to time.

     "Fair Market Value" of the SOP Shares is the last sale price of the SOP
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Shares as reported on the Nasdaq National Market ("Nasdaq") or on a national securities exchange on which the SOP Shares may be traded on the applicable date. If the SOP Shares are not publicly traded, the fair market value shall mean the fair market value of the SOP Shares as determined by the Committee.

     "Foundation" is a Foundation or other similar entity organized by the
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Corporation under the laws of The Netherlands or such other jurisdiction as the
Committee may approve (the "Foundation") to hold the SOP Warrants pursuant to the terms of this SOP and the applicable SOP award.

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     "Foundation Agreement" is the agreement entered into between a Participant
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and the Foundation governing the exercise of the SOP Warrants by the Foundation for the benefit of the Participant.

     "Non-employee Participant" is a Participant who is not an employee of the
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Company at the time of the grant of the SOP Warrant to the Participant.

     "Participants" is defined in Section I.
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     "SOP" is defined in Section I.
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     "SOP Agreement" is the agreement entered into between a Participant and the
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Corporation, setting forth the terms and conditions upon which the Participant has been granted the SOP Warrant.

     "SOP Shares" are the shares of Common Stock that are subject to SOP
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Warrants awarded pursuant to this SOP, and shall include, at any time, any class of capital stock of the Corporation that the Common Stock has been converted into pursuant to the Corporation's governing documents.

     "SOP Warrant" is a Warrant to purchase Common Stock issued to a Participant
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(or a Foundation on behalf of the Participant) pursuant to the terms and conditions of this SOP.

     "Section 16" means Section 16 of the Exchange Act, or any similar or
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successor statute, and any rules, regulations, or policies adopted or applied thereunder.

     "Securities Act" means the United States Securities Act of 1933, as it may
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be amended from time to time.

     "Stockholder Approval" means the affirmative vote of at least a majority of
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the shares of capital stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by Belgian law or Section 16, if applicable to the Corporation, in which case such greater requirement shall apply. Stockholder Approval may be obtained by a general or special meeting of stockholders, by written consent or by any other means, to the extent permitted by applicable Belgian law.

     "Subsidiary" has the meaning provided in Section 425(f) of the U.S. Code.
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     "U.S. Code" is the United States Internal Revenue Code of 1986, as it may
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be amended from time to time.


Section III.  Administration.

     (a) The Committee.  The SOP shall be administered by the Board of Directors
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of the Corporation or a committee designated by the Board of Directors of the
Corporation (the administering body is hereafter referred to as the "Committee"). No person shall be eligible to be a member of the Committee if that person's membership would prevent this SOP from

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complying with Section 16, if applicable, to the Corporation. The Board of
Directors of the Corporation may from time to time, and in its sole discretion, convene meetings of the Committee, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     (b) Authority and Discretion of the Committee.  Subject to the express
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provisions of this SOP (including Section IV hereof) and provided that all actions taken shall be consistent with the purposes of this SOP, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons (which may include corporations, trusts, partnerships and other entities) eligible to be Participants; (ii) select the Participants to whom SOP Warrants shall be offered under this SOP; (iii) determine the amount of SOP Warrants to be offered to any Participant; (iv) determine the time or times such SOP Warrants shall be offered including the offer of SOP Warrants in connection with other awards made, or compensation paid, to the Participant; (v) establish the price (if any) and other terms and conditions, including vesting schedules, upon which the SOP Warrants may be purchased and/or exercised by the Participant, including the purchase and/or exercise of the SOP Warrants by the Participant in connection with other awards made, or compensation paid, to the Participant; (vi) establish the terms and conditions upon which such SOP Warrants or SOP Shares may be repurchased by the Corporation; (vii) make or alter any restrictions and conditions upon such SOP Warrants or SOP Shares, including, but not limited to, providing for limitations on the Participant's right to exercise the SOP Warrant on and after termination of employment; and
(viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this SOP.

     (c) Exercise.  The SOP Warrants will be exercised by the Foundation at the
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instruction of the Participants.

     (d) Nature of the SOP Warrant.  The SOP Warrants will be registered in the
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register of SOP Warrant holder of the Corporation. No other certificate will be delivered with respect to the SOP Warrants.

     (e) Applicable Law.  This SOP shall be governed by the laws of Belgium.
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Section IV.  Terms of SOP Awards.

     (a) Agreements.  The terms and conditions of the grant of a SOP Warrant to
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a Participant may, in the discretion of the Committee, be made subject to a SOP
Agreement (not inconsistent with this SOP), which may require the Participant to transfer the Warrant to a Foundation pursuant to the terms of a Foundation Agreement. Alternatively, the SOP Warrant may be issued to a Foundation for the benefit of the Participant upon terms and conditions not inconsistent with this SOP.

     (b) Purchase and Exercise Price.  The purchase price for the SOP Warrant,
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if any, shall be determined by the Committee. The exercise price of the SOP
Warrant shall be average

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price of the shares of Common Stock of the Corporation on the Nasdaq National
market (or such other securities exchange where the securities of the Corporation may be listed) on the business day preceding the date of grant of the SOP Warrant. The purchase price and exercise price shall be paid by the Participant or his permitted successor or assign as set forth in the SOP Agreement, the SOP Warrant, or the Foundation Agreement, as applicable. Payment of the purchase price for the SOP Warrant, if any, or of the exercise price, may be paid by the Participant or other person permitted to acquire the SOP Warrant or the SOP Shares: (i) in cash; (ii) by delivery of shares of capital stock of the Corporation; (iii) by a full recourse promissory note; or (iv) any combination thereof, as shall be permitted by law and by the Committee in its sole discretion. The sum of the exercise price and the purchase price, if any, of the SOP Warrants shall in no event be less than the then fractional value of the Common Stock.

     (c) Vesting.  SOP Warrants shall become exercisable over such periods of
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time as determined by the Committee (such periods not to exceed ten (10) years in length).

     (d) Dividends. The SOP Warrants shall not entitle the Participants to
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receive any dividends. The shares of Common Stock issued upon exercise of the
SOP Warrants shall entitle the holder thereof to dividends accruing from the date on which the SOP Warrant was exercised.

     (e) Withholding of Taxes. Pursuant to applicable Belgian or United States federal, state, local or other foreign laws, the Corporation (including, for purposes of this paragraph, a Subsidiary) may be required to collect income or other taxes upon the grant or exercise of an SOP Warrant. The Corporation may require, as a condition to the grant or exercise of an SOP Warrant or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold SOP Shares to be received upon exercise of the SOP Warrant (valued at the then Fair Market Value on the date of payment) if it deems this an appropriate method for withholding or collecting taxes.

     (f) Securities Law Compliance. Upon the award or exercise of an SOP Warrant, the Participant or other holder of the SOP Warrant shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate for purposes of compliance with the provisions of applicable Belgian or United States federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of any SOP Warrant or SOP Shares as may be necessary in order to achieve compliance with such laws, including without limitation, the completion of such registration or other qualification of such SOP Warrant or SOP Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation shall not be obligated to register or qualify the SOP Warrants or SOP Shares under Belgian or United States federal or state securities laws (or to register or qualify them at any time thereafter). The Corporation may require that prior to the issuance or transfer of SOP Shares upon exercise of an SOP Warrant, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable Belgian or United States federal and state securities laws. Certificates of SOP Shares issued hereunder may bear a legend reflecting such restrictions.

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     (g) Right to SOP Warrants.  No employee of the Corporation or any other person shall have any claim or right to be a participant in this SOP. Neither this SOP nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation or any Subsidiary thereof.

     (h) Indemnity. Neither the Board of Directors of the Corporation or a Subsidiary, the Committee, nor the trustees of the Foundation, nor any members of any of them, nor any of their employees, advisors or agents or affiliates, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this SOP, and the Corporation hereby agrees to indemnify all such persons in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law. Notwithstanding anything to the contrary in the foregoing, this indemnity shall not apply to a person in his or her capacity as a Participant under this SOP.

     (i) Participation by Foreigners. Without amending this SOP, except to the extent required under Section 16, the Committee may modify grants made to participants who are foreign nationals or employed in different jurisdictions so as to recognize differences in local law, tax policy, or custom.

     (j) Notices. Notices under this Plan shall be given to the Participant at
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such Participant  address mentioned in the register of SOP Warrant holders. The
Participants shall promptly communicate any change of address to the Corporation.

Section V.  Amendment and Termination; Adjustments Upon Changes in Stock.

The Board of Directors of the Corporation or the Committee may at any time, and from time to time, amend, suspend or terminate this SOP in whole or in part; provided, however, that neither the Board of Directors nor the Committee may amend or modify the definition of Participants, materially increase the benefits accruing to Participants, increase the number of SOP Shares issuable for purposes of this SOP, extend the term of this SOP, materially modify the requirements to be a Participant in this SOP, or otherwise modify this SOP in any way or manner requiring the approval of the Stockholders under: (i) the U.S. Code, or rules and regulations thereunder; (ii) Section 16, if applicable to the Corporation; (iii) applicable Belgian law; or (iv) if applicable, the listing requirements of the Nasdaq National Market or any other securities exchange on which the Corporation's securities may be listed, without Stockholder Approval and compliance with any such applicable law, rules, or regulations. Except as provided herein, no amendment, suspension or termination of this SOP may affect the rights of a Participant to an SOP Warrant has been granted without such Participant's consent. If there shall be any change in the Corporation's Common Stock, subject to an SOP Warrant through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Board of Directors of the Corporation (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares of capital stock for which the SOP Shares may be exchanged. Shares of Stock Subject to the SOP.

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    The number of shares of Common Stock that may be the subject of awards under this SOP shall not exceed an aggregate of 3,000,000 shares. Shares of Common Stock to be delivered under this SOP are authorized but unissued shares of Common Stock. Shares subject to any SOP Warrant that: (a) may no longer be exercised for by a Participant, or by the Foundation for the benefit of a Participant; or (b) expires unexercised at the tenth anniversary of the Effective Date; or (c) is reacquired or terminated by the Corporation at a price of not greater than the original per shares purchase price for the SOP Warrant, any or all such cases, for any reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of SOP Warrants issued hereunder, and such number of shares shall be subject to further SOP Warrant awards under this SOP, provided, however, that: (i) the total number of shares then eligible for award under this SOP may not exceed the total specified in the first sentence of this Section VI; and (ii) that the number of shares subject to further awards shall not be increased in any way that would cause this SOP not comply with Section 16, if applicable to the Corporation.

Section VI.  Effective Date and Term of this SOP.

    The effective date of this SOP shall be June 5, 2000 (the "Effective Date") and awards under this SOP may be made for a period of ten years commencing on the Effective Date. The period during which SOP Warrants may be exercisable may not extend beyond the tenth anniversary of the Effective Date.

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